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                                                                      EXHIBIT 99

CONTACTS:

Rick Ackel
EVP, Chief Financial Officer

Paige Bombino
Investor Relations
(408) 964-3610

FOR IMMEDIATE RELEASE

                 STOCKHOLDERS APPROVE MERGER OF SANMINA AND SCI

          MERGER CREATES LEADING PROVIDER OF WORLD-CLASS EMS SOLUTIONS

SAN JOSE, CALIF. AND HUNTSVILLE, ALA. (DECEMBER 6, 2001) -- Sanmina Corporation (NASDAQ NM: SANM) and SCI Systems, Inc. (NYSE: SCI), two leading electronics contract manufacturers, announced they have completed the merger of the two companies after receiving approval from their respective stockholders of matters related to the merger, including the change of Sanmina's corporate name to Sanmina-SCI Corporation.

Under the terms of the merger, SCI stockholders will receive 1.36 shares of Sanmina common stock for each share of SCI common stock. Commencing Friday, December 7, 2001, SCI's common stock will no longer trade on the New York Stock Exchange. Sanmina-SCI common stock will trade on the Nasdaq National Market under the symbol "SANM".

Jure Sola, Chairman and Chief Executive Officer of Sanmina-SCI, said, "We are very excited about the merger of our two companies and the significant market opportunity we have in the $130 billion global EMS market. We believe our new company, with its global, world-class manufacturing facilities in over 23 countries spanning five continents is well positioned to become one of the most respected and successful companies in the EMS industry. Our expertise in new product introduction, cost-effective manufacturing and design and fabrication of complex interconnect products provide us with a number of world-class solutions, which, we believe, will drive the EMS industry to new levels of performance."

Eugene Sapp, Co-Chairman of Sanmina-SCI and former Chairman and Chief Executive Officer of SCI, stated, "We are pleased that the merger of our two companies has been completed and that we can now move forward integrating our two companies and leveraging our combined resources on behalf of our customers. As a result of the merger, we can offer our customers unsurpassed technology leadership and end-to-end system solution capabilities on a global basis. With our advanced manufacturing capabilities, results-driven culture, highly trained personnel, and our commitment to high levels of customer service, we will work to become our customers preferred manufacturing partner."

CONFERENCE CALL INFORMATION

The company will be holding a conference call regarding these announcements on Thursday, December 6, 2001 at 5:00 p.m. EST (2:00 p.m. PST). The dial-in-number for the call is (877) 273-6760. Callers should dial in 10 minutes prior to commencement of the call. A telephone replay will be available for 48 hours following the conference call. The phone call replay access number is (800) 642-1787, access code 2587100.

CONFERENCE CALL WEBCAST INFORMATION

The conference call will also be broadcast live over the Internet. Log onto the live webcast at http://www.videonewswire.com/event.asp?id=2384. A digital replay will be available for 48 hours following the conference call at the web address listed above.

ABOUT SANMINA-SCI

Sanmina-SCI Corporation is a leading electronics contract manufacturer serving the fastest-growing segments of the $130 billion global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering unsurpassed quality and support to large OEMs primarily in the communications, industrial and medical instrumentation, and computer technology sectors of the market. Sanmina-SCI has over 100 facilities strategically located in key regions throughout the world.

SAFE HARBOR STATEMENT

The foregoing, including the discussion regarding the company's future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the combined company, changes in customer requirements and in the volume of sales to principal customers, the ability of the combined company to effectively integrate its operations following the merger and to assimilate other acquired businesses and achieve the anticipated benefits of the merger and other such acquisitions, and competition and technological change. The company's actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the company's 2000 Annual Report on Form 10-K filed with the Securities Exchange Commission on December 18, 2000, and the company's most recent quarterly 10-Q report.